Exhibit 24

POWER OF ATTORNEY

Each of the Directors of Ballantyne Strong, Inc. (the “Company”), whose signatures appear below, hereby appoints D. Kyle Cerminara and Ryan M. Burke, or either of them, as his attorney to sign, in his name and behalf and in any and all capacities stated below, the Company’s Annual Report on Form 10-K pursuant to Section 13 of the Securities Exchange Act of 1934, and likewise to sign any and all amendments and other documents relating thereto as shall be necessary, such person hereby granting to each such attorney power to act with or without the other and full power of substitution and revocation, and hereby ratifying all that any such attorney or his substitute may do by virtue hereof.

This Power of Attorney has been signed by the following persons in the capacity indicated.

/s/ Samuel C. Freitag
Samuel C. Freitag, Director
Date: March 16, 2017

/s/ James C. Shay
James C. Shay, Director
Date: March 16, 2017

/s/ Charles T. Lanktree
Charles T. Lanktree, Director
Date: March 16, 2017

/s/ William J. Gerber
William J. Gerber, Director
Date: March 16, 2017

/s/ Lewis M. Johnson
Lewis M. Johnson, Director
Date: March 16, 2017

/s/ Robert J. Roschman
Robert J. Roschman, Director
Date: March 16, 2017

/s/ Ndamukong Suh
Ndamukong Suh, Director
Date: March 16, 2017